Exhibit 10.33

AMENDMENT TO SAFE

THIS AMENDMENT TO SAFE (this “Amendment”) is made as of October 5, 2021 by and between FlexEnergy Power Solutions, LLC, a Delaware limited liability company (the “Company”), and RNS Flex, LLC, a Delaware limited liability company (“Investor”), with respect to the SAFE issued as of August 16, 2021 by the Company to the Investor (the “SAFE”).

NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

1.          Amendment. The first paragraph of the SAFE is hereby amended to delete “October 5, 2021” therefrom and replace such date with “October 29, 2021”.

2.          Miscellaneous. Except as expressly modified or amended by this Amendment, all terms and provisions of the SAFE shall remain in full force and effect. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original. This Amendment will be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

IN WITNESS WHEREOF, the Company and Investor have each caused this Amendment to be executed by their respective duly authorized officer as of the day and year first above written.

COMPANY:	INVESTOR:

FlexEnergy Power Solutions, LLC	RNS Flex, LLC

By: RNS Management, , LLC, its Manager

By:	/s/ Wes Kimmel
	Wes Kimmel, CFO	By:	/s/ Mallory McCamant
		Name:	Mallory McCamant
		Title:	CFO / Asst Manager